UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2010
VICOR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51475	20-2903491

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Corporate Blvd., N.W., Suite 123
Boca Raton, Florida	33431

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 995-7313
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     Vicor Technologies, Inc. (the “Company,” “we” or “us”) is amending the Form 8-K it filed on November 10, 2010 (“Original Form 8-K”) reporting the election results at the Company’s Annual Meeting of Stockholder held November 4, 2010. The Original Form 8-K contained a typographical error in the table describing the election results which inaccurately stated that the Company’s stockholders approved an amendment to increase the Company’s authorized common stock to 200 million shares, when the correct number is 150 million shares of common stock. The introductory paragraph of the Original Form 8-K correctly noted that the proposal increased the Company’s authorized common stock to 150 million shares.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR TECHNOLOGIES, INC.
Date: December 8, 2010	By:	/s/ David H. Fater
David H. Fater
President and Chief Executive and Financial Officer